UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2024

Gaming and Leisure Properties, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2024, GLP Capital, L.P. (together with its affiliates, “GLP”), a Pennsylvania limited partnership and the operating partnership of Gaming and Leisure Properties, Inc., a Pennsylvania corporation (“GLPI”), entered into a binding term sheet with Bally’s Corporation (together with its affiliates, “Bally’s”) with respect to a series of transactions pursuant to which GLP will acquire the real property assets of Bally’s existing Kansas City, MO and Shreveport, LA casino facilities and the rights to the land under Bally’s permanent Chicago casino in development (“Bally’s Chicago”), and provide construction financing for the development of Bally’s Chicago, for aggregate overall consideration of approximately $1.585 billion.

The following summary of the terms of the binding term sheet does not purport to be complete and is subject to and qualified in its entirety by reference to the binding term sheet, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The term sheet represents a binding agreement between GLP and Bally’s unless or until superseded by long-form definitive documents reflecting mutually agreed transaction terms and conditions in further detail.

Bally’s Chicago Transactions

The binding term sheet provides for GLP to acquire from a third party the rights to the land underlying the site of the Bally’s Chicago development for approximately $250 million prior to commencement of construction. The land will be leased by GLP to Bally’s pursuant to a new lease (the “Chicago Lease”) with a 15-year initial term, plus renewals, and initial annual base rent of $20 million, subject to annual escalations similar to those under GLP’s current master lease with Bally’s.

GLP and Bally’s will also enter into a development agreement pursuant to which GLP will fund construction hard costs of up to $940 million towards the development of Bally’s Chicago, with funding expected to occur from August 2024 through December 2026. Amounts funded by GLP under the development agreement will be added to the lease base of the Chicago Lease, with rent commencing at a rate of 8.5% as advancements are made. Upon acquisition of the land and completion of the development, GLP will own the land and substantially all of the buildings and other improvements underlying Bally’s Chicago for a total investment of approximately $1.19 billion.

The development agreement will contain representations and covenants by Bally’s, as well as funding conditions, events of default and remedies, in each case as are customary and reasonable for large scale multi-phase developments like Bally’s Chicago, including, without limitation, retainage requirements and GLP’s reasonable approval of project plans, budget and schedule.

The total project costs for the development of Bally’s Chicago are currently anticipated to be approximately $1.8 billion. The balance of development costs will be funded by Bally’s using cash on hand, the proceeds of anticipated sales of project-related securities to the public, the proceeds of the sale-leaseback transactions described below, and other sources. Bally’s will be responsible for funding the costs of all demolition, excavation, site preparation, and other non-building related hard costs.

The Chicago Lease will be cross-defaulted with the development agreement, and will also be cross-defaulted with GLP’s other master leases with Bally’s as permitted by the terms of Bally’s senior credit facilities and bond indentures. The Chicago Lease and the development agreement will be unconditionally guaranteed by all current and future unrestricted subsidiaries of Bally’s under its senior credit facilities and bond indentures, and will be guaranteed by Bally’s directly at such time as the Chicago Lease tenant becomes a restricted subsidiary under Bally’s credit facilities and bond indentures (at which time the guarantees of any unrestricted subsidiaries will terminate).

Consummation of the transactions contemplated by the Chicago Lease and the development agreement are subject to satisfaction of customary conditions, including without limitation, completion by GLP of customary due diligence on the Chicago site and receipt of all necessary gaming regulatory and other third-party approvals.

Kansas City and Shreveport Sale-Leaseback Transactions

The binding term sheet provides that GLP will purchase the real property assets of both Bally’s Kansas City and Bally’s Shreveport casino facilities for total consideration of $395 million. GLP will lease the two properties back to Bally’s pursuant to the terms of a new master lease providing for initial cash rent of $32.2 million and otherwise on terms substantially similar to GLP’s current master lease with Bally’s. The new master lease will be guaranteed by Bally’s and cross-defaulted with GLP’s current master lease with Bally’s.

The parties expect to close on the proposed Bally’s Kansas City and Bally’s Shreveport sale leaseback transactions as early as the fourth quarter 2024, subject to receipt of all required regulatory and other approvals.

The binding term sheet further provides to reduce the purchase price for GLP’s existing contingent purchase option for Bally’s Twin River Lincoln Casino & Hotel located in Lincoln, RI to $735 million (from $771 million). GLP has also been granted a call right for the Lincoln property, subject only to regulatory approval, beginning on October 1, 2026, to ensure that GLP has the opportunity to acquire the property prior to the expiration of the current option period.

Item 7.01	Regulation FD Disclosure

On July 12, 2024, GLPI issued a press release announcing the entering into of the binding term sheet and related transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is intended to be furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange, including GLPI’s expectations regarding the benefits of the foregoing transaction. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward-looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: (i) GLPI’s ability to successfully consummate the announced transactions with Bally’s, including the ability of the parties to satisfy the various conditions to advancing loan proceeds, including receipt of all required approvals and consents, or other delays or impediments to completing the proposed transactions; (ii) the potential negative impact of recent high levels of inflation on our tenants’ operations; (iii) GLPI’s ability to maintain its status as a real estate investment trust (“REIT”); (iv) our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to us; (v) the impact of our substantial indebtedness on our future operations; (vi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and (vii) other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. GLPI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report on Form 8-K may not occur as presented or at all.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Binding Term Sheet, dated July 11, 2024, by and between GLP Capital, L.P. and Bally’s Corporation

99.1	Press Release dated July 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 12, 2024	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Desiree A. Burke
	Name:	Desiree A. Burke
	Title:	Chief Financial Officer